Exhibit 15.2
Property and Claims Information

THE DATA PROVIDED BELOW FOR THE THREE PROPERTY AREAS IS CONSIDERED THE MATERIAL INFORMATION RELATING TO THE PROPERTIES AND CLAIMS. THE FULL TEXT OF THIS DATA AND INFORMATION IS AVAILABLE IN THE VARIOUS TECHNICAL REPORTS THAT ARE AVAILABLE ON THE COMPANY WEBSITE www.caledoniamining.com

BLANKET GOLD MINE
a)           Nature of Ownership Interests
Blanket Mine’s claims area is based on 2701 pegged claims.  An application made to the Ministry of Mines to convert the claims area into a mining lease was approved and its issue is awaited.
Blanket’s exploration properties are all pegged claims (see Table 14 g(i)) and held 100% by Blanket although some of the claims are subject to royalties.
b)           Salient Terms of Agreements, Royalties
•	1.5 – 2.0% NSR. Blanket owns the claims totally.

Based on current mining law in Zimbabwe, Blanket’s Mining Lease is valid in perpetuity.
Prospecting claims are renewable on an annual basis (Table 14 g(i)) by payment of a claim fee based on the area of the claim. The claims may also be maintained by carrying out exploration activities on the claims.  Royalties are payable on some of the claims (see Table 14 g(i)).
c)           Mineral Rights – Process of Acquisition
Mineral rights in Zimbabwe may be acquired by pegging claims or by purchasing claims. In the case of the purchase of an operating mine the mining lease/ claim is transferrable together with the related conditions.  Proposed changes to the Mining Law will require that indigenous persons hold a significant interest in mining companies.  Claims are held indefinitely so long as they are serviced in terms of work done or fees paid.
d)           The Claim/Right type and Conditions
Zimbabwe recognizes both precious metal (gold) and base metal claims regardless of the nature of the deposit.  In the event of a gold mine being located on base metal claims, the claims can be converted to precious metal claims. The claims are awarded and monitored by the State.  A mining lease is awarded over existing claims on application by the mining company.
e)           Property details
See Table 14 g(i).
f)           Conditions of retention, Payments etc
See Table 14 g(i).  Claim fee payments are made by Blanket Gold Mine (responsible person – V. Naik).
g)           Property area – see Table 14 g (i)

The protection of non-producing claims is the subject of ongoing discussions as the claim protection fees have been dramatically increased and the economic feasibility of protecting all claims is being assessed.

CLAIM BLOCK	NUMBER OF	CLAIM	CLAIM/BLOCK	EXPIRY DATES	AREA
PROPERTY NAME	CLAIM BLOCKS	TYPE	NUMBERS		(ha)
GWANDA CLAIMS
Blanket Mine
Valentine	26	Gold	GA2767-92	21-Mar-16	240.6
Oqueil	36	Gold	35928-63	29-Jan-16	270
Havard	1	Base	5576BM	02-Feb-15	25
Blanket	11	Gold	GA512'GA547,GA247-8,GA349,	06-Apr-16	114
			GA5030,1817,31202,3958
		Base	6874BM,9627BM	26-Aug-15
Feudal	6	Gold	31190,19918,21065,GA446,	10-May-16	77
		Base	10051BM,10358BM	25-Sep-15
Lima	85	Gold	36066-117,35753-68,34052-67,	02-Apr-16	828.5
		Base	10925BM	23-Sep-15
Sheet	21	Gold	35628-39,34744,34747-51,34856,GA341,	03-Apr-16	179.6
		Base	9629BM	26-Aug-15
Sabiwa	12	Gold	GA281,GA513,1978,25610,9628BM,	11-Apr-16	594
		Base	9628BM,10922-23BM,10894-96BM,10049-50BM	23-Sep-15
Mbudzane Rock	43	Gold	36160-202	21-May-16	353.9
Jethro	1	Gold	19923	23-Jul-16	9
DT	2	Gold	21775	01-Sep-16	10
Smiler	1	Gold	32939	20-Nov-15	10
Site Cemetry	1	Site	577	14-Dec-15	2
Site Compound	1	Site	701	15-Sep-15	10
Site Compound	1	Site	575	14-Dec-15	17
Site Compound	1	Site	574	14-Dec-15	7
Site Dump	1	Site	646	15-Sep-15	18
Site Housing	1	Site	573	17-Mar-15	23
Site Housing	1	Site	645	15-Sep-15	8
Site Magazine	1	Site	578	14-Dec-15	29
Site Slimes	1	Site	613	21-Mar-15	28
Blanket Exploration
Penzance	3	Base	11264BM,11265BM,8838BM	07-Jan-15	99
Bunny's Luck	6	Base	10443-48BM	15-Jan-15	150
Cinderella	5	Base	11122-23BM,10824-26BM	19-Jan-15	428
Eagle 16	1	Base	11266BM	21-Jan-15	51
Spruit	5	Base	10623-24BM,GA532-4BM	24-Feb-15	388
Shakeshake	3	Base	10625-27BM	24-Feb-15	288
Surprise	2	Base	10628-29BM	24-Feb-15	196
Abercorn	2	Base	11269BM,10602BM	11-May-15	216
Banshee	1	Base	11093BM	14-Jul-15	135

Dan's Luck South	3	Base	GA537-38BM,11268BM	11-Mar-15	135
Abercorn	1	Gold	32251	28-Apr-15	10
Annette	3	Gold	GA3258-60	03-Apr-16	24
Dan's Luck	2	Gold	32776,GA3769B	13-May-15	18
Eagle Hawk	1	Gold	30544	08-Oct-16	10
GG	7	Gold	GA3769-75	06-Jul-16	162.9
Gum	2	Gold	GA3060-61	10-Oct-16	12
Lincoln	1	Gold	30548	01-Oct-16	10
Mascot	3	Gold	GA583,29657,32756	03-May-16	30
Mazeppa	1	Gold	32769	26-May-15	3
Rubicon	23	Gold	34519-20,34794-805,34913-21	23-Jan-16	220
Valentine	3	Gold	GA2994-96	11-Jul-16	30
Vulture	2	Gold	5031, 8106	13-Jan-16	20
Will South	1	Gold	33143	30-Sep-15	5
Site	1	Site	649	08-May-15	4
Site	1	Site	607	24-Sep-15	1
Site	1	Site	608	24-Sep-15	1
Site	1	Site	609	24-Sep-15	1
Site	1	Site	610	24-Sep-15	1
Site	1	Site	512	31-Dec-15	1
Bubi Claims
Stu	4	Base	12072-74BM,12021BM	07-Jan-13	495
Chikosi	7	Base	12011-17BM	30-Jan-13	499.5
Sandy	2	Base	12018-19BM	30-Jan-13	300
Ruswayi	6	Base	12022-27BM	30-Jan-13	544
Lonely	5	Base	12028-30BM,12075-76BM	02-Feb-13	670
Spawn	3	Base	12031-33BM	30-Jan-13	311
Kadoma Claims
Goldern Donkey	2	Gold	1254-55	18-Mar-13	8
Headley NE	3	Gold	1256-58	18-Mar-13	30
Harare
Apollo	27	Gold	17438-46,28665-79,28734-36	27-Sep-13	208
Electra	1	Base	19482BM	13-Mar-13	12
Apollo	3	Base	28382-84BM	27-Sep-13	96
Avlin	15	Gold	28030-28044	08-Sep-13	117
TOTAL	419				8793.96
Exploration claims

GG-GG6, GGA-GGE	11	Gold	GA651,GA942-51	06-Jul-16	110